Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2008, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of QC Holdings, Inc. and Subsidiaries on Form 10-K as of December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of QC Holdings, Inc. on Form S-8 (File No. 333-119167, effective September 21, 2004).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
March 13, 2008